SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2022

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2022, Ionis Pharmaceuticals, Inc. (the “Company”) entered into a Lease Agreement with Sudberry Development, Inc. (the “Landlord”) whereby the Company agreed to lease and the Landlord agreed to construct a building (the “Building”) consisting of approximately 217,000 rentable square feet composed of manufacturing space, office space, research and development space, and warehouse space, on land located in the City of Oceanside, contingent on requisite approvals from the City of Oceanside (the “Lease”). The Company will use the Building as a new development chemistry and manufacturing site. The Lease expires on the 20-year, three-month anniversary of the substantial completion of Landlord’s work obligations for the Building (“Substantial Completion”), as further defined in the Lease (the “Term”), with options for the Company to extend the Lease for two additional terms of 10 years each.

The Company has agreed to pay Landlord a base rent at fair market value, which the Company and Landlord have agreed will be equal to 7.9% of the actual costs of constructing the Building (the “Base Rent”), in monthly installments during the Term, which will increase annually by 3%. The Company will begin paying Base Rent 90 days following Substantial Completion. Substantial Completion, as contemplated by the Lease, is anticipated to occur within 24 months following the requisite approvals from the City of Oceanside. In addition to Base Rent, the Company will pay various operating expenses and utilities, among other additional rent expenses.

If the Company exercises its options to extend the Lease beyond the Term, the Company has agreed to pay Landlord rent at the then-prevailing market rate for new leases of comparable life sciences manufacturing space, provided that the rent for (i) the first extension term will not be less than the Base Rent on the last day of the 15th year of the Term, and (ii) the second extension term will not be less than the Base Rent on the last day of the 20th year of the Term, in each case increasing by 3% annually during each extension term.

During the Term of the Lease and any extensions thereof, the Company has a right of first offer to purchase the Building. Further, the Company has a right of first offer to lease all or part of any comparable industrial space owned by the Landlord within the larger development project of which the Building is a part.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the quarter and year ended December 31, 2022.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including statements regarding the anticipated construction timing, are based upon information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. As a result, you are cautioned not to rely on these forward-looking statements. Factors that could cause or contribute to such differences include the risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, as well as market risks, trends and conditions. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: October 12, 2022	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel